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Exhibit 2.6

                 SUBORDINATION AND INTERCREDITOR AGREEMENT


      AGREEMENT, made this day of October, 1996 by and among FINOVA CAPITAL CORPORATION, having an office at 95 North RoutE 17 South, Paramus, New Jersey 07652 ("FINOVA") ; United Payphone Services, Inc., a Nevada corporation, (the "Subordinated Lender"); and Tru-Tel Communications LLC a Nevada Limited Liability Co. (the "Borrowers");

                                  W I T N E S S E T H :

      WHEREAS FINOVA and the Borrower are parties to a certain Loan and
      Security Agreement dated                  ,1996 (as the same may from
      time to time be amended so modified or supplemented hereinafter referred to as the "FINOVA Loan Agreement"), pursuant to which FINOVA has agreed to make a loan to the Borrower, upon and subject to the terms of the Loan Agreement (the "Loan");

      WHEREAS, pursuant to the FINOVA Loan Agreement, the Loan shall be evidenced by a promissory note executed by the Borrower (as the same may from time to time be amended, modified, supplemented, restated, replaced or substituted, the "FINOVA Note");


      WHEREAS the FINOVA Loan Agreement and the FINOVA Note together with all other agreements instruments and documents now and hereafter executed and delivered in connection therewith (as amended, modified or supplemented from time to time) are hereinafter referred to as the "FINOVA Loan Documents";

      WHEREAS, the Loan and all interest charges (including, without limitation, late and default charges), costs and expenses (including, without limitation, attorney fees and costs) whether now existing or hereafter arisinq, under or in connection with the Loan ana the FINOVA Loan Documents (including, without limitation, the negotiation and documentation thereof and the enforcement of FINOVA's rights and remedies thereunder) is hereinafter referred to as the "FINOVA Debt";

      WHEREAS all of the FINOVA Debt in or will be secured by the grant by the Borrower to FINOVA of liens on and security interests in the equipment described an Schedule A annexed hereto and all additions, substitutions and accessions thereto and the proceeds thereof including insurance proceeds (the "Collateral");

      WHEREAS the Subordinated Lender has, an or about the date hereof, made a loan to the Borrower in the principal sum of Eight Hundred Thousand Dollars ($800,000.00) evidenced by and payable in accordance with the terms of a Promissory Note executed by the Borrower payable to the Subordinated Lender (as the same may from time to time be amended, modified or supplemented, hereinafter referred to as the "Subordinated Lender Note");

      WHEREAS, all the indebtedness, liabilities and obligations of the Borrower to the Subordinated Lender evidenced by, under or related to the Subordinated Lender Note or otherwise, are hereinafter referred to as the "Subordinated Debt";

      WHEREAS, the Subordinated Lender Note, together with all other agreements, instruments and documents now and hereafter executed in connection therewith or the Subordinated Debt or otherwise (as amended modified or supplemented from time to time) are hereinafter referred to as the "Subordinated Lender Loan Documents", copies of which are annexed hereto as Schedule B;

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      WHEREAS, pursuant to the Subordinated Lender Loan Documents, the Borrower
      is presently indebted to the Subordinated Lender in the aggregate principal sum of Eight Hundred Thousand Dollars ($800,000);

      WHEREAS all of the Subordinated Debt also is or will be secured by the grant by the Borrower to the Subordinated Lender of liens on and security interests in the Collateral;

      WHEREAS, it iS a condition precedent to the obligation of FINOVA to execute the FINOVA Loan Documents and make the Loan, that the Subordinated Lander shall execute and deliver this Agreement to and with FINOVA; and

      WHEREAS, the Subordinated Lender acknowledges that it is in the best interests of the Subordinated Lender that FINOVA execute and deliver the FINOVA Loan Documents and make the Loan provided for therein to the Borrower, in accordance with the terms of the FINOVA Loan Documents;

      NOW THEREFORE, in order to induce FINOVA to execute and deliver the FINOVA Loan Documents and make the Loan and extend the credit provided for therein and in consideration therefor, the parties hereto hereby agree as follows:

       1. Consent. Notwithstanding any prohibition, restriction or provisions to the contrary contained in the Subordinated Lender Loan Documents or otherwise, the Subordinated Lender hereby consents to and approves of the execution, delivery and performance by the Borrower of the FINOVA Loan Agreement, the FINOVA Note and all of the other FINOVA Loan Documents and the consummation of the transactions contemplated thereby, including, without limitation, the grant of liens covering the Borrower's assets.

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       2.  Subordination.

            (a) The payments of any and all of the principal amount of and interest on the Subordinated Debt (and all other obligations thereunder) is hereby expressly subordinated and made junior to the payment of the principal amount, redemption premium, if any, all interest and any other amounts due on the FINOVA Debt, to the extent and in the manner set forth herein. Notwithstanding the foregoing and subject to the provisions of subsection (b) through (a) hereof, unless and until Borrower shall default in the payment or performance of any terms, conditions or obligations of the FINOVA Loan Documents Subordinated Lender shall be entitled to receive scheduled payments of the principal of and interest on the subordinated Debt but only upon, subject and pursuant to the terms and provisions, including the dates, amounts and rates of principal and interest payments as are set forth in the Subordinated Lender Note as in effect on the date of this Agreement.

            (b) in the event of (i) any insolvency, bankruptcy, receivership, custodianship liquidation, reorganization, readjustment of debt, arrangement, composition, assignment for the benefit of creditors, or other similar proceeding relative to the Borrower or its creditors, as such, or its property or (ii) any proceeding for voluntary liquidation dissolution or other winding up or bankruptcy proceedings, then and in any such event:

                  (A) All of the FINOVA Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property shall be made in respect of the Subordinated Debt with the exception of any adequate protection payments to the Subordinated Lender which may be ordered by a Court of competent jurisdiction;

                  (B) Any payment or distribution of any character which would otherwise (but for the terms hereof) be payable or deliverable in respect of the Subordinated Debt (including any payment or distribution of any other indebtedness of the Borrower being subordinated to the Subordinated Debt), shall be paid or delivered directly to FINOVA, or unrepresentative, until all of the FINOVA Debt shall have been paid in full, and the subordinated Lender or any other holder of the Subordinated Debt irrevocably authorizes, empowers and directs all receivers custodians, trustees, liquidators, conservators and others having authority to effect all such payments and deliveries;

                (C) The Subordinated Lender will, upon the written request of FINOVA, prove, enforce and endeavor to obtain payment of the aggregate outstanding amount of all unpaid Subordinated Debt payments due and payable, or thereafter becoming due and payable from the Borrower to the Subordinated Lender and will

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                turn over to FINOVA in precisely the form received any payment of any kind or character on account of such Subordinated Debt for application to the payment of any indebtedness, liabilities or obligations of the Borrower to FINOVA then existing. In the event that the Subordinated Lender shall fail to take any such action requested by FINOVA, FINOVA may, as attorney-in-fact for the Subordinated Lender, take such action on behalf of the Subordinated Lender but for the use and benefit of FINOVA, and the subordinated Lender hereby appoints FINOVA as its attorney-in-fact for the Subordinated Lender to demand, sue for, collect and receive every such payment and distribution and give acquittance therefor and to file claims and to take such other proceedings in FINOVA's own name or in the name of the Subordinated Lander or otherwise and to vote, give consent and take any other steps with regard thereto, all as FINOVA may deem necessary or advisable for the enforcement of this Agreement; and

                (D) The Subordinated Lender or any other holder of the Subordinated Debt shall execute and deliver to FINOVA or its representative all such further instruments confirming the authorization referred to in the foregoing clauses (B) and (C), and any powers of attorney specifically confirming the rights of FINOVA arising hereunder, and all such proofs of claim, assignment of claim and other instruments and shall take all such other actions as may be requested by FINOVA or its representative in order to enable FINOVA or its representative to enforce any and all claims upon or in respect of such Subordinated Debt and to collect and give any and all payments or distributions which may be payable or deliverable at any time upon or with respect to such Subordinated Debt.

          (c) If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the Subordinated Lender in contravention of the terms of this Agreement, And before all FINOVA Debt shall have been paid in full, such payment, distribution or security shall not be commingled with any asset of the Subordinated Lender, shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, FINOVA, or its representative in the exact same form, for application to the payment of all FINOVA Debt remaining unpaid until all of the FINOVA Debt shall have been paid in full.

          (d) This Agreement, without further reference, shall pass to and may be relied on and enforced by any transferee or subsequent holder of any FINOVA Debt. No sale, assignment, disposition or other transfer

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          of the Subordinated Debt, any of the Subordinated Lender Loan
          Documents or any lien or security interest now or hereafter held by Subordinated Lender in the Collateral shall be permitted or become effective unless and until the Subordinated Lender causes the transferee thereof to execute and deliver to FINOVA an acknowledgment by such transferee of receipt of a copy of this Agreement accompanied by an agreement (substantially identical with this Agreement or otherwise in form and substance satisfactory to FINOVA) of such transferee to be bound by the terms of this Agreement as if it were the original Subordinated Lender hereunder.

          (e) Notwithstanding any status, including, without limitation, the Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, and the right of FINOVA hereunder to have all of the FINOVA Debt paid and satisfied in full prior to the payment of any of the Subordinated Debt (except as expressly permitted pursuant to Clause (a) of Section 2 of this Agreement) shall include, without limitation, the right of FINOVA to be paid in full all interest accruing on the FINOVA Debt due to it after the filing of any petition by or against the Borrower in connection with any bankruptcy or similar proceeding or any other payment of any amounts in respect of the Subordinated Debt, including, without limitation, any interest due to the Subordinated Lender accruing after such date.

       3.  Priority of Liens.

        (a) Notwithstanding anything to the contrary contained in the Subordinated Lender Loan Documents or any other agreement, intrustment or document executed and delivered pursuant to or in connection with the Subordinated Debt or the FINOVA Loan Documents, and notwithstanding any prior perfection of a security interest or lien undr theprovisions of the Uniform Commercial Code or any other law of any jurisdiction which is applicable or statements under the Uniform Commercial Code or any other law of any jurisdiction which is applicable or any other recordation or filing of any documents, and further notwithstanding any pledge to the Subordinated Lender or possession by the Subordinated Lender of the Collateral, as between FINOVA and the Subordinated Lender, the security interests and liens now or hereafter held by FINOVA in and to the Collateral shall be first and prior to the security interests and liens now or hereafter held by the Subordinated Lender in the Collateral.

        (b) If the Subordinated Lender shall at any time have possession or control of any of the Collateral, it shall hold or control the Collateral for the benefit of FINOVA ecept as otherwise expressly permitted pursuant to Clause (b) of Section 6 of this Agreement. So long as any of the FINOVA Debt shall remain unpaid to FINOVA, FINOVA may at all times, in its sole discretion, exercise any and all the powers and rights, including, without limitation, the right to foreclose or

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        otherwise realize upon the Collateral, whether or not in its possession, all without the necessity of obtaining any consent or approval of the Subordinated Lender, nor shall it have any liability to the Subordinated Lender for any action taken or failure to act with respect to any Collateral in its possession beyond the exercse of reasonable care to assure the safe custody thereof. Upon payment in full of the FINOVA Debt, FINOVA shall assign and deliver to the Subordinated Lender all of the Collateral then in its possession (if any), but without recourse and without any representation or warranty whatsoever.

        (c) With respect to the collection of the proceeds of any policy of insurance, the proceeds of which are assigned to FINOVA or the Subordinated Lender pursuant to any security agreement executed and delivered by the Borrower with FINOVA or the Subordinated Lender, FINOVA and the Subordinated Lender shall join in any instructions to the insurance companies involved so that the proceeds will be delivered to the party entitled thereto pursuant to the terms of this Agreement, the first proceeds thereof being paid to FINOVA.

  4. Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights of FINOVA and the obligations of the Subordinated Lender arising hereunder, shall not be affected, modified, or impaired in any manner or to any extent by: (i) any amendment, modification or termination of or supplement to the FINOVA Loan Documents, or any agreement, instrument, or document executed or delivered pursuant thereto; (ii) the validity or enforceability of any such doucments;
  (iii) the release, sale, exchange, or surrender in whole or in part, of any collateral security, now or hereafter existing, for any of the FINOVA Debt;
  (iv) any exercise or nonexercise of any right, power or remedy under or in respect to the FINOVA Debt or any of such instruments and documents referred to in clause (i) above or arising at law; (v) any waiver, consent, release, indulgency, extension, renewal, modification, delay or other action, inaction or omission in respect of the FINOVA Debt or any of the agreements, instruments or documents referred to in clause (i) above or in respect of any collateral security for the FINOVA Debt, all whether or not the Subordinated Lender shall have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto; or (vi) any action taken by any trustee in bankruptcy includng any debtor under the Bankruptcy Code or any other party pursuant to Sections 510, 547, 548, 549, 550 and 553 of the Bankruptcy Code.

  5. Legend on Note. The Subordinated Letter shall, simultaneously with the execution and delivery hereof, cause a conspicuous legend to be placed on the Subordinated Lender Note to the followng effect:

        "This note and the indebtedness evidenced hereby is subordinated, in the manner and to the extent set forth in a Subordination Agreement
     dated        , 1996 (as sucn agreement may from time to time be amended,

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     modified or supplemented, the "Subordination Agreement") by the maker and payee of this Note in favor of FINOVA Capital Corporation ("FINOVA") to all indebtedness (including interest) at any time owed by the maker of this Note to FINOVA, and each holder of this Note, by its acceptance hereof, shall be bound by the Subordination Agreement."

  6. Restrictions on Subordinated Lender. Prior to the payment of the FINOVA Debt and notwithstanding anything contained in the Subordinated Lender Loan Documents or any agreement, instrument or document executed in connection with the Subordinated Debt to the contrary, the Subordinated Lender shall not, without the prior written consent of FINOVA do any of the following:

        (a) Amend, modify or supplement or agree to any amendment, modification or supplement of, or to, the Subordinated Debt or any of the Subordianted Lender Loan Documents in any manner;

        (b) Unless and until (i) FINOVA has exercised its remedies as a secured lender pursuant to the FINOVA Loan Documents; or (ii) Subordinated Lender (x) has notified FINOVA of the occurrence of an event of default pursuant to the Subordinated Lender Loan Documents and its intention to exercise its remedies as a secured lender thereunder ("Default Notification") and (y) thirty days has passed from the date of receipt by FINOVA of the Default Notification; accelerate the maturity of all or any portion of the Subordinated Debt, or take any action towards collection of all or any portion of the Subordinated Debt or enforcement of any rights, powers or remedies under the Subordinated Lender Loan Documents or other agreements entered into pursuant thereto, or applicable law or against the Collateral (including, without limitation, any foreclosure action) wheter uupon the occurrence of any event of default, default or breach under the Subordinated Lender Loan Documents or otherwise.

  7. Bankruptcy. Until the FINOVA Debt shall have been indefeasibly paid in full, the Subordinated Lender will not, without the prior written consent of FINOVA, commence, or join with any personi n commencing, any proceeding against any reorganization, readjustment of debt, dissolution, receivership, liquidation or insolvency law or statute now or herafter in effect in any jurisdiction.

  8. Waivers. The Subordianted Lender herby waives, and agrees not to assert any right, now or herafter existing, to require FINOVA to proceed against or exhaust any collateral at any time securing the FINOVA Debt, or to marshal any assets in favor of the Subordinated Lender or any other holder of Subordinated Debt.


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  9. Reinstatement.  Upon payment in full of the FINOVA Debt, the Subordinated
  Lender shall have all of its rights reinstated in respect of the Subordinated Debt, and, until such time, the Subordinatd Lender irrevocably waives any and all rights of subrogation.

  10. Representations and Warranties. The Subordinated Lender hereby represents and warrants that: (a) the execution and delivery of this Agreement and the performance by the Subordinated Lender of its obligations hereunder have received all necessary approvals, corporate or otherwise, and do not and will not contravene or conflict with any provision of law or any provision of any indenture, instrument or other agreement ot which the Subordinated Lender is a party or by which it or its property may be bound or affected; (b) the Subordinated Lender has full power, authority and legal right to make and perform this Agreement; (c) the Subordinated Lender has not assigned or transferred any indebtedness owing by the Borrower; and (d) this Agreement is legal, valid and binding obligation of the Subordinated Lender in accordance with its terms.

  11. Miscellaneous

        (a) The Subordinated Lender shall execute and deliver such additional documents and take such further action as shall be reasonably necessary to effectuate the purposes this Agreement.

        (b) In the event of any conflict between any term, covenant or condition of this Agreement and any term, convenant or condition of the Subordinated Lender Loan Documents, or the indebtedness evidenced thereby, the provisions of this Agreement shall control and govern.

        (c) Any notice required or permitted to be given hereunder shall be validly given if set forth in writing and delivered by hand against receipt or mailed, by certified mail, return receipt requested, addressed to the parties hereto at their may designate any other address to which any notices shall be given by notice duly given hereunder.

        (d) This Agreement is intended to establish relatie rights and priorities between FINOVA and the Subordinated Lender, only, and is not intended to give or confer any rights to any person other than the holders of FINOVA Debt. No party, including the Borrower, is intended to be a third party beneficiary of this Agreement.

        (e) This Agreement may not be amended or modified orally, but may be amended or modified only in writing, signed by FINOVA and the Subordinated Lender. No waiver of any term or provision of this Agreement shall be effective unless it is in writing, making specific reference to this Agreement and signed by the party against whom such waiver is sought to be enforced. This Agreement constitutes the entire

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        agreement between the parties hereto with respect to the subject matter hereof. This Agreement shall be bindng upon the Subordinated Lender and its successors and assigns and shall inure to the benefit of FINOVA and its successors and assigns.

        (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEVADA LOCATED IN CLARK COUNTY, NEVADA AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO EITHER OF SAID COURTS OR A JUDGE THEREOF, OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE THE STATE OF NEVADA BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE, PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSABLE UNDER THE RULES OF SAID COURTS.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

        SUBORDINATED LENDER:

        UNITED PAYPHONE SERVICES, INC.

        By:

        Name:  David D. Westfere

        Title: President

        BORROWER:

        TRU-TEL COMMUNICATIONS, LLC

        By:

        Name:  Quaid H. Quadri

        Title: President/Manager

                                                FINOVA CAPITAL CORPORATION

                                                By:

                                                Name:

                                                Title:

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                             SCHEDULE A

                             Equipment

                            See Attached


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                             SCHEDULE B

                 Subordinated Lender Loan Documents

                            See Attached